Exhibit 10.24

CONTENT PROTECTION AGREEMENT

This Content Protection Agreement (“Agreement”) is entered into on this 22nd day of May, 2014 (“Effective Date”), by and between Shenzhen Xunlei Networking Technologies Co., Ltd., Shenzhen Xunlei Kankan Information Technologies Co., Ltd., and Xunlei Software (Shenzhen) Co., Ltd. (collectively, “Xunlei”), on the one hand, and the Motion Picture Association of America, Inc. (“MPAA”), Sony Pictures Entertainment Inc. (“SPE”), Twentieth Century Fox Film Corporation (“Fox”), Universal City Studios LLC (“Universal”), Viacom Inc. (“Viacom”), Walt Disney Studios Motion Pictures (“Disney”), and Warner Bros. Entertainment Inc. (“Warner Bros.”)  (such entities collectively referred to herein as, the “Content Owners,” with each individually referred to as a Content Owner), on the other hand.  Xunlei and the Content Owners may be referred to herein as “Parties.”

WHEREAS, Xunlei owns and operates a collection of Internet services, known collectively as the “Xunlei System” (defined below), including a set of websites at xunlei.com.

WHEREAS, the Parties desire to reach an agreement on content protection to implement procedures designed to prevent any alleged copyright infringement of Content Owner Content Files occurring on the Xunlei websites or within the Xunlei System.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, including the mutual undertakings in this Agreement, the Parties agree and covenant as follows:

Definitions, Terms and References

1.              In this Agreement, the following terms shall have the following meanings:

a.              “Content File” means a file containing a video or audiovisual work.  Hereinafter in this Agreement, references to “video” or “video content” shall include both video content and audiovisual content.  Xunlei shall use reasonable efforts to identify files containing video or audiovisual content, including, without limitation, RAR, ZIP, or comparable archive files that contain video or audiovisual content files.  If Xunlei cannot determine whether a file contains video or audiovisual content, then, for purposes of this Agreement, Xunlei shall treat the file as a Content File.

b.              “Content Owner(s)” shall include each of the Content Owners’ respective parents, subsidiaries and affiliates, except that affiliates of Viacom and SPE shall be limited to those entities that they directly or indirectly control.

c.               “Copyright Filter” (and reasonable variants, such as “Copyright Filtering”) means a system for blocking or filtering of Content Files using technology that identifies the Content File:

(i)             in all instances, through determination of the video and/or audiovisual characteristics represented in the file (collectively, a “fingerprint”) and comparison of that fingerprint against a database of reference fingerprints for specific Content Files; except

(ii)          to the extent a file is password-protected or encrypted by someone other than Xunlei, then through comparison of certain metadata about the Content File (or other technology that identifies Content Files with at least the same degree of accuracy) against a database of reference metadata (or other identifiers, as applicable) for specific Content Files.  Metadata (or other identifiers, as applicable) used for comparison may include file name, file name extension, file type, file size, running time, title, keywords, hash, and/or other file properties.

d.              “Filtering Status” or “Policy Rule” means the Content Owner assigned rule to be applied to files after being subject to the Copyright Filter.  The currently defined Filtering Statuses shall be Block or Allow.  Depending upon arrangements between Xunlei and each Content Owner, other Policy Rules or Filtering Statuses are possible:  for purposes of illustration only, a possible Filtering Status could be “Allow — Subject to Specified Commercial Terms.”  Whether content identified through Copyright Filtering is to be blocked by the filter or allowed to pass through the filter to or from the user is determined on a work-by-work basis in reference to the “Policy Rule” for the work provided by the Content Owner holding the rights to the Content File in question.

e.               “Filtering Vendor(s)” means the vendor(s) selected by Xunlei, pursuant to the terms of this Agreement, to implement the Copyright Filtering specified in this Agreement.

f.                “KanKan Client,” also known as the “KanKan Media Player,” means end-user software that retrieves and plays video content from publicly available resources on the Internet including server computers and other user or peer computers.  The KanKan Client includes all versions or variants of the KanKan Client, or applications offered by Xunlei that perform comparable functions, that exist or are later developed.

g.               “Kuai” means the website at kuai.xunlei.com.

h.              “Multi-thread downloading” means downloading a content file from multiple sources identified by the Xunlei Index (or otherwise) as locations offering the identical file or pieces of the identical file.

i.                  “Pirate Sites” means websites, FTP sites, or other Internet sources that are predominantly used to provide Unauthorized Content.

j.                 “Single-thread downloading” means downloading a content file from an initial source location and no other sources.

k.              “Unauthorized Content” means copyrighted Content Files made accessible by Xunlei or through the Xunlei System to users the rights to which are owned by a Content Owner, for which Xunlei has not either: (a) obtained an express written license from the Content Owner to use (or to provide to users or to enable users to access) on or through the Xunlei System in the manner so used, provided or made accessible, or (b) obtained express written confirmation from the Content Owner that the user is authorized to use or otherwise access the Content File(s) through the Xunlei System in the manner contemplated by Xunlei.  For purposes of this Agreement, all video content for which the rights are held by a Content Owner shall be regarded as “Unauthorized Content” unless Xunlei has obtained such express written license or confirmation directly from the Content Owner that holds the appropriate rights for the particular use(s) made by Xunlei of that Content File.  Xunlei shall not be able to rely on licenses it obtains from third-parties claiming to act as agents, representatives or brokers of a Content Owner, or otherwise claiming to have authority from, or to act on behalf of, a Content Owner, unless Xunlei additionally receives written confirmation directly from the Content Owner that holds the appropriate rights to the Content File confirming the third-party’s authority to license the Content File for the use and in the manner contemplated by Xunlei.  Where the Content Owner has granted such a license, the Content Owner shall, within thirty (30) days of a written request from Xunlei, provide such written confirmation to Xunlei, and the Content Owner’s failure to provide Xunlei with such confirmation in response to Xunlei’s written request, if in fact the Content Owner has given such a license, shall not subject Xunlei to liability to the Content Owner for breach of this Agreement.  To the extent a Content Owner currently has an authorized agent for licensing Internet rights in the China market, the Content Owner will identify such agent to Xunlei within thirty (30) days from the execution of this Agreement.  Each Content Owner shall also provide Xunlei with a point of contact to whom Xunlei may direct inquiries concerning licenses for Content Files owned by the Content Owners.  Upon Xunlei’s written request, and within thirty (30) days thereof, a Content Owner will confirm for Xunlei whether a site has a license to stream Content Files that would extend to Xunlei’s use (or provision of access to users) of the Content Files.

l.                  “URL” means information that identifies the Internet location (or other source, e.g., a peer offering the file) of content files represented in the Xunlei Index.

m.          A “Xunlei Client” means the Xunlei Downloader, the KanKan Client, and any other or later client applications or software designed to be installed on users’ personal computers or mobile devices, developed or offered by Xunlei, through which Xunlei users can access content in any way.

n.              “Xunlei Downloader” means Xunlei’s end-user software that acts as a third-party download tool.  For purposes of this Agreement, reference to the Xunlei Downloader encompasses all Xunlei Downloader versions or variants that currently exist or are later developed, including the Mini Xunlei, the Web Xunlei, the Phone Thunderbolt, the Xunlei Player, and other applications offered by Xunlei that perform comparable functions.

o.              “Xunlei Index,” or “Xunlei Digital Media File Index,” means a Xunlei proprietary digital media file index, used in the Xunlei System, comprised of identifiers, miscellaneous metadata, and Internet location information for content files (URLs).

p.              “Xunlei Servers” shall refer to any and all servers owned, operated or controlled by Xunlei in connection with the Xunlei System.

q.              “Xunlei Sites” means the set of websites available at xunlei.com, or other websites owned or operated by or for Xunlei, now or in the future, that make content files accessible to users.  The Xunlei Sites include, but are not limited to, Kuai, f.xunlei.com (“Fangzhou”), daquan.xunlei.com, www.kankan.com, vip.kankan.com and vod.xunlei.com.

r.                 “Xunlei System” shall be interpreted inclusively in order to capture any aspect of any service or software, operated by or for Xunlei, or over which Xunlei has legal or practical control, whether currently in existence or later developed, which participates in the process of allowing users to locate or gain access to content for downloading, viewing or otherwise, including any client applications, browser plug-ins, media-player software, indexes, search engines, websites, or portals, and further includes any device, software or service that uses any part of the Xunlei System, even if such device, software or service is owned or operated by a third party.  The Xunlei System is comprised of, but is not limited to, the Xunlei Downloader, the KanKan Client, the Xunlei Index, the Xunlei Sites, the Xunlei Theatre, and the Xunlei VIP Cloud Servers.

s.                “Xunlei VIP Cloud Servers,” also known as “Xunlei VIP Offline Download Servers,” means servers owned or operated by or for Xunlei that may be used for downloading of content, including offline downloading, for Xunlei subscribers.

t.                 As used throughout this Agreement, whether an effort is “reasonable” or “commercially reasonable” shall be determined, inter alia, with due consideration to both (i) the cost, competitive advantage, user experience, and system performance implications for Xunlei; and (ii) the nature and volume of use of the Xunlei System for the unauthorized copying, distribution, performance, display or other use of Content Owner(s)’ Content Files and the resulting collective harm to such Content Owner(s) from such unauthorized use.  As used herein, the term “competitive advantage” shall not include, consider or refer to any company or system, whether or not a potential competitor of Xunlei, that substantially provides for or facilitates users’ access to Content Files without the express authority of the appropriate Content Owner, unless that company or system is already using effective copyright filtering for the use of content at issue.  Without limiting the generality of the foregoing, for purposes of clarification, companies or systems that engage in copyright infringement, or facilitate the copyright infringement of users, as a substantial part of their business, shall not be considered in assessing “competitive advantage.”

u.              As used throughout this Agreement, unless expressly stated otherwise, the use of the term “download” (or variants such as “downloaded” or “downloading”) shall also include streaming (or variants) or any other means of accessing a content file, whether now known or later developed.

v.              The term “including” means “including without limitation” or “including but not limited to” unless expressly stated otherwise.  As used herein, the singular of a term includes the plural, and vice versa, unless expressly stated otherwise.

Copyright Filtering Generally

2.              General.  To prevent access to Unauthorized Content by users through or using any part of the Xunlei System, Xunlei shall adopt and deploy industry-leading Copyright Filters as set forth herein designed to effectively identify and block access to Unauthorized Content.  Xunlei shall adopt and deploy such Copyright Filters at no cost to the Content Owners.

a.              Timing of Implementation.  Xunlei shall adopt and deploy the Copyright Filters as quickly as reasonably practicable and on a rolling basis, with the objective of completing implementation of the Copyright Filters within ninety (90) days from the execution of this Agreement; provided, however, that if after ninety (90) days Xunlei requires additional time and can reasonably demonstrate that it used its commercially reasonable efforts to complete implementation of the Copyright Filters in the preceding ninety (90)-day period, then the Content Owners will allow an additional thirty (30) days to complete full implementation of the Copyright Filters.  In no event shall the implementation of the Copyright Filters be completed later than one hundred twenty (120) days from the execution of this Agreement.

b.              New Services.  To the extent Xunlei provides video content to users, or allows users access to video content, through means that are different than those in the Xunlei System as of the date of this Agreement, e.g., through real-time “live” streaming, through different client applications, through other websites, or through any means or in any form, that might allow users to gain access to content that has not been subject to the Copyright Filters provided for in this Agreement (“New Services”), Xunlei shall, before deploying such New Services, adopt and deploy industry-leading Copyright Filters to the extent technically feasible and commercially reasonable (and to the extent Copyright Filters are not technically feasible and commercially reasonable for the New Service at issue, additional content protection measures) to block access to Unauthorized Content through those New Services, and shall do so before deploying any such New Service.  For purposes of clarification and not limitation, it is the Parties’ intention that Xunlei’s obligation under this Agreement is to apply commercially reasonable and effective copyright filtering to any part or aspect of the Xunlei System that might otherwise provide users access to Unauthorized Content.  Any question of interpretation of this Agreement shall be decided in a way that best effectuates this express intention of the Parties.  If New Services adversely render Content Files owned by the Content Owners materially more susceptible to infringement, then Xunlei shall, negotiate with the Content Owners in good faith to agree on additional commercially reasonable copyright filtering and/or content protection measures.  For the sake of clarity, New Services shall include services offered by joint ventures or other similar business arrangements between Xunlei and third parties unless Xunlei proves that Xunlei or its principals, officers, directors or affiliates do not own (whether individually or collectively) more than 50% of the entity offering such services.  For any such joint ventures or similar business arrangements that do not meet the definition of New Services, Xunlei will negotiate in good faith with the Content Owners or their representatives about employing content protections in connection with such services or businesses.

c.               Filter Engineering and Implementation.  Xunlei shall use commercially reasonable efforts and resources to cause the timely implementation and maximum effectiveness of the Copyright Filters contemplated by this Agreement for purposes of identifying and blocking access to Unauthorized Content.  In the event that a metadata-based filter is used in the limited circumstances contemplated by paragraph 1.c.ii above, Xunlei shall employ commercially reasonable and generally accepted techniques at least as effective as the techniques employed by Xunlei in processing user searches on the Xunlei Sites and sufficient to handle the variety of actual strings occurring in (a) metadata found by Xunlei’s crawler, (b) file names of files indexed by the Xunlei System, and (c) metadata carried within files indexed by the Xunlei System that improves the accuracy of content identification, including through the use of techniques to account for word variations, ordering, and misspellings; and techniques to normalize strings before matching, such as to remove punctuation and ignore case.

d.              Filtering Technology Vendor.  Xunlei shall adopt and deploy industry-leading commercially available video content recognition technology that is provided by a reliable and established vendor that has comprehensive databases of reference fingerprints and metadata (and/or, as appropriate, other identifiers) for copyrighted Content Files owned by the Content Owners, and that permits the Content Owners to supply such reference identifiers at no cost to the Content Owners.

i.                   Initial Vendor.  Xunlei has represented that it has initially selected Vobile Inc. (“Vobile”) content recognition technology as the basis of a video and audiovideo-based fingerprinting copyright filter.  Thus, initially, the Filtering Vendor shall be Vobile.

ii.                Cooperation with Filtering Vendor.  Upon request by the Filtering Vendor, Xunlei shall promptly provide access to any and all log data reflecting an identifier match of video content by application of Copyright Filters on either the Xunlei Sites or Xunlei Clients and will reasonably cooperate with requests by the Filtering Vendor with regard to trouble-shooting any problems with the Copyright Filters.  Xunlei shall maintain all log data stored on Xunlei servers that reflects all attempted uploads and downloads and an identifier match or non-match by application of Copyright Filters on either the Xunlei Sites or Xunlei Clients, and shall not take any action to modify, disrupt or delete such data or other information for the duration of this Agreement.  Xunlei shall further relieve the Filtering Vendor of any obligations of non-disclosure that would prevent or otherwise limit the Filtering Vendor from disclosing any such data or other information to the Content Owners for purposes of evaluating the implementation of the Copyright Filter.

iii.             Changes to Filtering Technology/Vendor.  Xunlei is free to switch to alternative Copyright Filtering technologies and/or Filtering Vendors (including without limitation to a proprietary solution created by Xunlei or its affiliates), provided the new filtering system and/or Filtering Vendor, as applicable, satisfies the terms of paragraph 2(d) above, has fingerprint, metadata and other necessary reference databases for copyrighted Content

Files owned by the Content Owners that are at least as inclusive as Vobile’s, and is at least as effective at identifying Unauthorized Content as the Vobile technology (or the Filtering Vendor’s technology then in use by Xunlei provided it has been adopted in compliance with this paragraph).  Xunlei will notify the Content Owners thirty (30) days in advance if it plans to switch to another Copyright Filtering technology or Filtering Vendor for any part of the Xunlei System; provided, however, that if the new Copyright Filtering technology is to be a proprietary solution created by Xunlei or its affiliates, then Xunlei will provide Content Owners with no less than ninety (90) days advanced notice and a commercially reasonable opportunity to review and inspect the proposed technology before it is implemented in the Xunlei System.

e.               Policy Rules.  The Content Owners may establish the Policy Rules to set for Content Files claimed in good faith to be owned by the Content Owners, but such Policy Rules shall be limited to the application of the following designations:  block, allow, or allow subject to any license the Content Owners may have with Xunlei; provided, however, that Xunlei reserves the right to block Content Files owned by the Content Owners as may be required by law or in its reasonable discretion.  Xunlei will faithfully apply the Policy Rule designations.  Absent an alternative instruction on file with the Filtering Vendor or written instructions from the Content Owner to the contrary, Xunlei shall treat all Content Owner Content Files as having a “Block” status and shall block access to video content matching Content Files contained in any reference fingerprint database or, if applicable, metadata database used as part of a Copyright Filter for the Xunlei System.

f.                Filter Upgrades.  Xunlei shall reasonably maintain and make commercially reasonable periodic upgrades to the Copyright Filters so that they will continue to be based on industry-leading filtering technologies and techniques.

g.               Reference Databases.  Xunlei shall provide the Content Owners with the right and means to provide regular updates to Xunlei and/or its Filtering Vendor, as appropriate, for the fingerprint, metadata and other reference databases, in real-time, as the Content Owners reasonably deem necessary or appropriate.  Xunlei shall contractually require its Filtering Vendors to promptly update their reference databases in real-time with any and all Content Owner updates.

h.              Review of Filter Implementation.  The Content Owners shall have a right to review, and Xunlei shall provide, reasonable technical documentation, including any specifications, diagrams and source code reasonably necessary to fully understand and assess the implementation and performance of the Copyright Filter (which source code shall be subject to the terms of this Agreement, including without limitation paragraph 28 and Exhibit B hereto) that shows how Xunlei has initially implemented each of the Copyright Filters provided for in this Agreement.

i.                  Changes in Filter Implementation.  To the extent that Xunlei desires to materially change its implementation of the Copyright Filters, Xunlei will negotiate in good faith with the Content Owners prior to implementing the change to ensure that the new implementation is at least as effective in blocking Unauthorized Content as the implementation of the Copyright Filters then in effect.

3.              Rules Applicable to All Filtering Processes.  Xunlei shall use commercially reasonable efforts to prevent users from having access to any Content File through or by using any part of the Xunlei System, or from uploading any Content File to the Xunlei Sites, unless the Content File has gone through the specified filtering processes described in this Agreement; provided, however, that if Xunlei has verified (consistent with paragraph 1(k)) prior to the time of filtering, that it already has a valid and subsisting written license from the appropriate Content Owner for a Content File and for the use to which the Content File is being put in the Xunlei System, then the filtering processes set forth in paragraphs 4-8 shall not apply only in the particular area(s) of the Xunlei System to which the license applies, and the filtering process shall still apply to all other aspects of the Xunlei System that are not covered by the license.  Similarly, notwithstanding the obligation to employ filtering processes throughout the Xunlei System (including without limitation the KanKan client), the filtering processes set forth in paragraphs 4-8 shall not apply to the KanKan client if the KanKan client is used “off system” by a user to access content locally on the user’s own computer or offline storage media.  Xunlei shall at all times implement and maintain the Copyright Filters throughout the Xunlei System in good faith with the objective of seeking to block access to Unauthorized Content through or using the Xunlei System to the greatest extent commercially reasonable, and Xunlei’s compliance with each term shall be determined based on such commercial reasonableness, whether or not expressly stated therein.

Copyright Filtering in Xunlei Client Software

4.              All Xunlei Client software will incorporate a Copyright Filter, in the form of a software module utilizing the Filtering Vendor’s technology, to determine the Filtering Status of each Content File for which a user initiates a download.

a.              The Xunlei Client software will submit each Content File sought to be downloaded using a Xunlei Client, and any available file metadata or other applicable identifiers (e.g., file name and file size), to the Copyright Filter to determine the Filtering Status of the Content File.

i.      The Xunlei Client software shall incorporate reasonable means to prevent the user from gaining access to the downloaded or downloading Content File or partial Content File (e.g., by maintaining the file or partial file in encrypted form in a segregated cache for purpose of Copyright Filtering) until such time as the Copyright Filtering process has completed and the file has been assigned a Filtering Status.  The downloaded Content File data will not be placed in any location on the user’s computer or device, including a Downloads, Cache, Temporary Internet Files, or other folder where it is accessible to the user unless and until such time as the Copyright Filtering Process has completed and the file has been assigned a Filtering Status of Allow.  Until such time as the Copyright Filtering process has completed and the Filtering Status of the Content File is determined to be Allow, all Content File data must at a minimum be:  (a) encrypted so as to be inaccessible to the user, and (b) maintained in a segregated temporary cache that is automatically wiped upon restart of the Xunlei Client software.  The encryption used herein shall be remotely upgradeable, and Xunlei shall maintain and exercise the ability to force upgrades of the Xunlei Client software to ensure, to the extent commercially reasonable, that the encryption is continually upgraded to overcome any known efforts to circumvent or otherwise defeat or disable the encryption.

ii.               If the Filtering Status of a Content File is Block, then Xunlei will terminate the download of the Content File and maintain the Content File or partial Content File in encrypted form in the segregated cache (as described above) or, to the extent permitted by applicable law and regulation, irretrievably wipe any portions of the Content File that have been downloaded to any location on the user’s computer or mobile device.

iii.            For purposes of clarification, if the Filtering Status of the Content File is Block, then Xunlei shall block and prevent even single-thread downloading through or using any Xunlei Client.

iv.           If the Filtering Status of a Content File is Allow, then Xunlei may permit the Content File to download normally.

v.              All Xunlei Clients shall treat a file as having a Block Filtering Status if the Xunlei System, including any Xunlei Client, (A) is unable to communicate with the Filtering Vendor’s servers to ascertain the Filtering Status of the file, or (B) is unable to authenticate responses from the Filtering Vendor’s servers.  Xunlei’s obligation under this paragraph shall not apply if Xunlei can establish, by means of a technological implementation that must first be approved by the Content Owners, that the communication failure is not the result of any action or failure on the part of Xunlei, the Xunlei System, or any of its users.

b.              If the downloaded Content File contains multiple files, then each component file shall be processed as described in 4(a) above.  For purposes of clarification, any RAR, ZIP, or comparable archive files will be unpacked (that is, processed in the normal way to recover the archived content) and the resulting files fingerprinted and filtered individually.  If the Filtering Status of any component file is Allow, then solely such component file shall be treated as Allow if possible, and if it is not possible to treat solely the component file as Allow, then the status of the entire Content File shall be treated as Block.

5.              Xunlei will utilize industry-leading commercial software solutions or their functional equivalents for protection of the Xunlei Clients’ executable files (known as executable protection or binary protection) so that the software will refuse to function if it determines it has been modified in any way.

6.              Xunlei will take all reasonable steps to prevent Xunlei Clients that do not contain a Copyright Filter from communicating with the Xunlei Index.  Such steps include but are not limited to (a) where possible, activating a forced-update mechanism to require users to update their Xunlei Clients to a version including a Copyright Filter, (b) activating any update notification system in Xunlei Clients (upon each launch of the Xunlei Client and repeatedly thereafter, no less than four times daily (spaced in reasonable intervals designed to be viewed by the user), until upgraded) to advise users of the availability of newer versions and (c) implementing a change to the Xunlei Index server communication protocol with the result that the Xunlei Index will not respond to requests from Xunlei Clients unless they adhere to the new protocol.

Copyright Filtering on Xunlei Servers Hosting Content Files

7.              Copyright Filtering of Uploads of Content Files from Users to Xunlei Servers.

a.              All Xunlei Sites or servers that receive uploads of Content Files from users will incorporate a Copyright Filter in the form of a software module utilizing the Filtering Vendor’s technology designed to determine the Filtering Status of each Content File that a user uploads to the site.

i.                  Before it makes the Content File available to any user in any way, the Xunlei Site or server will submit the uploaded Content File and any available Content File metadata and other applicable identifiers (e.g., file name and file size) to the Copyright Filter to determine the Filtering Status of the Content File.

1.              If the Filtering Status of the Content File is Block, then the Xunlei Site or server will permanently delete the file from the Xunlei Site or server immediately.  The file shall not be copied to any other part of the Xunlei System before the Filtering Status is determined.

2.              If the Filtering Status of a Content File is Allow, then the Xunlei Site or server may use the Content File as usual.

3.              Xunlei shall treat the Content File as having a “Block” Filtering Status if the Xunlei Site or server (A) is unable to communicate with the Filtering Vendor’s servers to ascertain the Filtering Status of the file, or (B) is unable to authenticate responses from the Filtering Vendor’s servers.  Xunlei’s obligation under this paragraph shall not apply if Xunlei can establish, by means of a technological implementation that must first be approved by the Content Owners, that the communication failure is not the result of any action or failure on the part of Xunlei, the Xunlei System, or any of its users.

ii.               If the uploaded Content File contains multiple files, then each component file shall be processed as described in 7(a)(i) above.  For purposes of clarification,

any RAR, ZIP, or comparable archive files will be unpacked (that is, processed in the normal way to recover the archived content) and the resulting files fingerprinted and filtered individually.  If the Filtering Status of any component file is Allow, then solely such component file shall be treated as Allow if possible, and if it is not possible to treat solely the component file as Allow, then the status of the entire Content File shall be treated as Block.

8.              Copyright Filtering of Downloads of Files from Xunlei Servers to Users.

a.              All Xunlei Sites or servers that enable users to download Content Files will incorporate a Copyright Filter in the form of a software module utilizing the Filtering Vendor’s technology to determine the Filtering Status of each Content File that a user attempts to download from the site or server.

i.                  Unless a Content File already has an “Allow” Filtering Status assigned within the prior thirty (30) calendar days, based on the application of the Copyright Filter to the upload of the Content File, which has not been overridden by a subsequent “Block” or takedown notice from a Content Owner, before it distributes to the requesting user any portion of the requested file, the Xunlei Site or server will submit the Content File and any available Content File metadata and other applicable identifiers (e.g., file name and file size) to the Copyright Filter to determine the Filtering Status of the file.  Xunlei shall not begin downloading the file to the user until the Copyright Filter process is completed and the file has been assigned a Filtering Status.

1.              If a Content File is being downloaded from a Xunlei server in space not considered to be “leased” by a user under applicable PRC law, and the Filtering Status of the Content File is Block, then the Xunlei Site or server will permanently delete the file from the Xunlei Site or server immediately and not distribute any part of it to the requesting user.  If a Content File is being downloaded from a Xunlei server in space considered to be “leased” by a user under applicable PRC law (i.e., a remote storage locker) and the Filtering Status of the Content File is Block, then the Xunlei Client shall treat the status as “Block,” and shall not allow any access to the file by any user, including the user considered to be “leasing” the server space, but Xunlei shall not be required to delete the file.

2.              If the Filtering Status of a Content File is Allow, then the Xunlei Site or server may distribute the Content File to the requesting user.

3.              Xunlei will treat the Content File as having a “Block” Filtering Status if the Xunlei Site or server (A) is unable to communicate with the Filtering Vendor’s servers to ascertain the Filtering Status of the file, or (B) is unable to authenticate responses from the Filtering Vendor’s servers.  Xunlei’s obligation under this paragraph shall not apply if Xunlei can establish, by means of a technological implementation that must first be approved by the Content Owners, that the communication failure is not the result of any action or failure on the part of Xunlei, the Xunlei System, or any of its users.

ii.               If the Content File requested for download contains multiple files, then each component file shall be processed as described in 8(a)(i) above.  For purposes of clarification, any RAR, ZIP, or comparable archive files will be unpacked (that is, processed in the normal way to recover the archived content) and the resulting files fingerprinted and filtered individually.  If the Filtering Status of any component file is Allow, then solely such component file shall be treated as Allow if possible, and if it is not possible to treat solely the component file as Allow, then the status of the entire Content File shall be treated as Block.

Other Content Protection Measures

9.              Takedown Notices.  Xunlei shall remove any hosted video content, or links to video content, within eighteen (18) hours when commercially reasonable but in no event later than twenty-four (24) hours of receipt of a takedown notice (including without limitation takedown notices sent by email) from a Content Owner (or its agents, representatives or vendors).  Six (6) months following the execution of this Agreement, the Parties will discuss in good faith whether there exist commercially reasonable means for Xunlei to remove hosted video content that is subject to a proper takedown notice (including without limitation notices sent by email) within a shorter period of time.

10.       Pirate Sites.  Upon reasonable notice provided by a Content Owner that a site is reasonably believed to be a Pirate Site, Xunlei shall assign a “Blocked Domain” or “Blocked Subdomain” status (as designated by the Content Owner) to the Pirate Site and to all current and future Xunlei Index entries associated with the Pirate Site.  The effect of a “Blocked Domain” or “Blocked Subdomain” status shall be as follows:  (i) entries with a Blocked Domain or Blocked Subdomain status in the Index shall not be used for any purpose, including to help accelerate downloading through any Xunlei Client, and shall be assigned a “Block” filtering status and treated accordingly if Xunlei refers to the Index for purposes of any Copyright Filter; and (ii) Xunlei servers hosting Content Files shall not respond to any request in which the URL of the referring site (determined by, e.g., the HTTP Referrer URL) contains a domain or subdomain name that has been assigned Blocked Domain or Blocked Subdomain status.   In the event Xunlei reasonably disagrees that a site or source should be deemed a Pirate Site, however, the Content Owner will, within 30 days of Xunlei’s request therefor, provide Xunlei with reasonable evidence, such as court judgments, administrative decisions, evaluations from reputable, independent third party sources and/or services that monitor and evaluate piracy, or other similar documents to support their position.  Upon receipt of such evidence from the Content Owner, Xunlei shall immediately block all access to the site in question.  Xunlei may also independently refer to and rely on reputable, independent third party sources or services that monitor and evaluate piracy in determining whether to assign a “Blocked Domain” or “Blocked Subdomain” status as set forth in this paragraph.

11.       User-Uploaded Content.  To the extent that files available on the Xunlei System are uploaded by users (including, without limitation, through Kuai), Xunlei:

a.              shall, immediately upon receipt of a takedown notice concerning a given file, remove all user-uploaded, hash-identical files from the Xunlei System and prevent any further uploading of any hash-identical files by users; and

b.              shall terminate accounts of users who upload or download Unauthorized Content repeatedly (as determined by Content Owner takedown notices or Filtering Status assigned through the Copyright Filter process) and shall further prevent holders of terminated accounts from rejoining the service using reasonable indicia of identity.  It is expressly understood, however, that “repeatedly” for purposes of users based in the United States, if any, shall mean no more than three separate occasions but that “repeatedly” in other parts of the world may be a greater number and that Xunlei may implement the same counter-notification process set forth in the Digital Millennium Copyright Act, 17 U.S.C. § 512(g), regardless of whether such statute is applicable to Xunlei.  Xunlei shall maintain and preserve records and data revealing instances of users identified as infringers as provided in this paragraph.

c.               shall not in any way advertise, promote or market the Xunlei System, in whole or part, based on the availability of, or access to, user-uploaded Unauthorized Content; and

d.              shall not offer or pay to account holders or users any funds, credits or other benefits of any kind, in whole or part, based on the nature of the content uploaded/downloaded from the system or any metric of downloads from an account holder’s account, including without limitation (i) the popularity of files, as determined through any metric, (ii) the volume of downloads, or (iii) conversions to paid subscriptions by users drawn to the Xunlei System from links to user uploaded Unauthorized Content.

Representations and Warranties

12.       This Agreement is premised on the representations and warranties by Xunlei set forth below.  The Content Owners necessarily are relying on the following Xunlei representations in formulating or agreeing to effective content protection measures, and material inaccuracies in any Xunlei representations could negate the effectiveness of the proscribed content protection measures.  Accordingly, Xunlei represents and warrants that the following representations are accurate and complete in all material respects, as of the date of this Agreement:

a.              Xunlei System.  As of the date of this Agreement, the Xunlei System is comprised of the Xunlei Downloader, the KanKan Client, the Xunlei Index, the Xunlei Sites, the Xunlei Theatre, and the Xunlei VIP Cloud Servers.

b.              Violation of Law.  To Xunlei’s actual knowledge, no obligation of Xunlei hereunder or any other term of this Agreement would require Xunlei to violate Chinese law or any other applicable law.

c.               System Design.  As the Xunlei System is currently designed and intended to be used, if the Copyright Filters perform as described by the Filtering Vendor (provided that the Filtering Vendor is not Xunlei or its affiliate) in material respects, and are deployed as provided for in this Agreement, (A) all files to be downloaded using the Xunlei System would be subject to Copyright Filtering before being accessible to users and (B) the Xunlei Sites would subject all uploads to Copyright Filtering before accepting them onto the sites.

d.              System Ownership and Control.  Shenzhen Xunlei Networking Technologies Co., Ltd. and its undersigned subsidiaries have exclusive ownership and control over the Xunlei System. Neither Xunlei Limited nor Giganology (Shenzhen) Ltd. (nor their subsidiaries), nor any other company or entity, owns, operates or controls any aspect of the Xunlei System. Neither Xunlei Limited nor Giganology (Shenzhen) Ltd. (nor their subsidiaries), nor any other company or entity owns, operates or controls any licenses, technologies, systems or services that participate in the process of allowing users to locate or gain access to content for downloading, viewing or otherwise, including any client applications, browser plug-ins, media-player software, indexes, search engines, websites, or portals.

13.       If any of the above representations or warranties is materially untrue as of the execution of this Agreement, that shall constitute a material breach of this Agreement by Xunlei.  Without limiting the generality of the foregoing, for purposes of illustration, a misrepresentation shall be deemed material if as a result (i) users can gain access to Content Files through any part of the Xunlei System without an effective Copyright Filter having been applied to that Content File before the user has access to it, or (ii) the Copyright Filters provided for in this Agreement are not highly effective in blocking access to substantially all Unauthorized Content for which a Content Owner has provided relevant fingerprint and metadata reference data to the Filtering Vendor.

Obligation To Notify

14.       Xunlei shall notify the Content Owners in the event of any material change in the Xunlei System that renders any of the above representations and warranties no longer accurate.  Xunlei shall provide such notice within seven (7) calendar days of its discovery of the change that resulted in the representation and warranty becoming no longer accurate.  Xunlei further shall provide the Content Owners with a reasonable description of the nature of the change and a reasonable opportunity to inspect and conduct due diligence with respect to the change and its implication for Copyright Filtering and other content protection measures.

Compliance Due Diligence

15.       Within thirty (30) days from the date of execution of this Agreement, and again another thirty (30) and sixty (60) days thereafter, the Parties (or their representatives) shall have a telephone or video conference to review the implementation of the Agreement.

16.       Xunlei shall provide the Content Owners (or their representatives) a right of reasonable due diligence, at reasonably acceptable times to Xunlei, upon two weeks written notice (absent urgent circumstances), on-site at Xunlei’s facilities in the People’s Republic of China, not to exceed once every six months nor twice per calendar year, to assess the implementation and effectiveness of the Copyright Filters and other content protection measures provided for in this Agreement.  The cost of any technical experts that the Content Owners may retain to conduct such due diligence shall be borne by the Content Owners.  The review shall be completed within a reasonable period of time during normal business hours, and shall not be conducted in a manner that unreasonably interferes with the day-to-day operations of Xunlei’s business.  Xunlei shall cooperate with reasonable requests of the Content Owners throughout any due diligence process.  Xunlei’s personnel shall not be required to travel from Xunlei’s facilities in the People’s Republic of China as part of any due diligence review.  Xunlei shall, as reasonably requested, make available for inspection by the Content Owners (or their representatives) technical or other documentation or data, including source code, reasonably necessary to fully understand and assess the implementation and performance of the Copyright Filter (the confidentiality of such materials shall be subject to the terms of paragraph 28 herein and, as to source code, Exhibit B hereto).  If there are due diligence issues that the Content Owners reasonably believe can be assessed without being on-site at Xunlei’s facilities, Xunlei shall provide the Content Owners with access to the requested materials by delivering them to the Content Owners (or their representatives) at locations of the Content Owners’ choosing, including locations in the United States (subject to the confidentiality provisions of paragraph 28 herein and, as to source code, Exhibit B hereto, and any further security provisions related to transportation of the materials that the parties may mutually agree to in good faith).  Any such materials provided to Content Owners shall be returned or destroyed upon final conclusion of the due diligence review.  In the event of a material failure of any of the content protection measures in this Agreement, the parties shall immediately work together in good faith in an effort to identify the cause of the failure and to have Xunlei remedy the failure.  In such exigent circumstances, the limitation of two due diligence reviews per calendar year shall not apply, and Xunlei will use reasonable efforts to provide Content Owners with immediate and continued access to the due diligence materials contemplated by this paragraph so that the parties may constructively work together in good faith to address the filtering failure until such failure is resolved.

Ongoing Cooperation

17.       If for any reason (other than the failure of the Content Owners to provide the Filtering Vendor with reference identifiers regarding Content Files owned by the Content Owners) the Copyright Filter and other content protection measures provided for in this Agreement do not (or no longer) result in the substantial cessation of the availability of Unauthorized Content on or through the Xunlei System, or by or to Xunlei users, then Xunlei shall negotiate in good faith with the Content Owners for the adoption of additional, commercially reasonable content protection measures, including different or additional Copyright Filters, designed to remedy any existing deficiencies.

18.       Within five (5) business days of execution of this Agreement, each Content Owner shall provide Xunlei with the name and contact information of a person within its company whom Xunlei may contact, in the first instance, with any routine questions or issues related to content protection.

Dispute Resolution

19.       In the event of any dispute arising out of or in connection with this Agreement, including any question regarding its breach, existence, validity, or termination (“Dispute”), the Parties shall in good faith attempt to resolve such Dispute as soon as practicable after the complaining party provides written notice of such Dispute.  In the event that the Dispute is not resolved between the Parties within ten (10) business days after receipt of such notice, on the request of the Party raising the Dispute, the Dispute shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) in effect as of the date of this Agreement (the “Rules”).  Unless the Parties agree otherwise, there shall be three arbitrators, one nominated by the claimant and the second nominated by the respondent in accordance with the Rules; the third, who shall act as the chair of the arbitral tribunal, shall be nominated by the two party-nominated arbitrators within twenty (20) days of the confirmation by the ICC International Court of Arbitration (“ICC Court”) of the nomination of the second arbitrator.  If any arbitrators are not nominated within the applicable time periods, the ICC Court shall make the appointment(s).  The place of arbitration shall be, and the award shall be rendered in, Hong Kong.  The language of the arbitral proceedings shall be English.  The arbitral tribunal shall be guided by the International Bar Association Rules on the Taking of Evidence in International Arbitration (2010).  The arbitrators may award any relief permitted under this Agreement and applicable law, including (whether or not permitted under applicable law) punitive, exemplary or multiple damages.  The award shall be rendered within eight (8) months from the confirmation of the selection of the chair of the arbitral tribunal, unless the Parties agree to extend this time limit or the arbitral tribunal determines that the interest of justice so requires.  The award shall be final and binding upon the Parties as from the date rendered, and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal (which shall exclude copyright infringement claims as provided in Paragraph 23 below) and may be entered and enforced in any court having jurisdiction over the Party against which enforcement is sought or over any of that Party’s assets.  This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder unless the Agreement has been otherwise terminated in accordance with its terms.  The Parties agree that any Party to this Agreement shall have the right to have recourse to and shall be bound by the Pre-arbitral Referee Procedure of the ICC in accordance with its Rules for a Pre-Arbitral Referee Procedure.

20.       The Parties shall initially split the costs of arbitration evenly.  The prevailing Party in arbitration shall be entitled to recover from the other Party all reasonable and documented out-of-pocket costs, including the costs of arbitration, and reasonable and documented out-of-pocket attorneys’ fees incurred in connection with the arbitration.

21.       This Agreement is governed by, and all disputes arising out of or in connection with this Agreement shall be resolved in accordance with, the laws of New York (to the exclusion of any conflict of laws rules), provided that the adoption of New York law as the governing law for purposes of this Agreement shall in no way indicate that any Party has availed itself of the benefit of, or otherwise subjected itself or its business to, the laws of the State of New York or any other law of the United States of America, and no Party shall use this provision to argue otherwise.

22.       Specific Performance.  A breach of the material terms of this Agreement may result in irreparable damage to the non-breaching party for which the non-breaching party will not have an adequate remedy at law.  Accordingly, in addition to any other remedies available to the non-breaching party, the Parties acknowledge and agree that the non-breaching party may seek, and the arbitration tribunal shall be empowered to order, specific performance of the breaching party’s obligations hereunder (including, without limitation, Xunlei’s obligations under paragraphs 4 through 8 above) and other injunctive relief, without any requirement to post a bond or other security.

a.              Xunlei shall comply with any order by the arbitral tribunal of specific performance within ten (10) days of the date set by the order for such performance (or, if no date for performance is set by the arbitral tribunal’s order, within thirty (30) days after issuance of the arbitral tribunal’s order), without the need for Content Owners to seek enforcement of the arbitral tribunal’s order in national or domestic court.

b.              Xunlei hereby waives any objection and consents to the enforcement, by any national or domestic court having jurisdiction over Xunlei, of the arbitral tribunal’s order of specific performance.

23.       Nothing in this Agreement shall be deemed a waiver by any Content Owner of any claims it may have against Xunlei for copyright infringement, whether occurring prior to or after the execution of this Agreement.  Content Owner claims of copyright infringement shall not be deemed to arise out of or in connection with this Agreement and shall not be subject to the arbitration, forum selection, or choice of law provisions contained in paragraphs 19 and 21 above.  No party to this Agreement shall use the provision for a Hong Kong forum for arbitration, or the choice of law of New York, in any way to support any argument that any Content Owner’s choice of forum for a copyright infringement action is impermissible or inconvenient.

24.       This Agreement also contains and shall also be deemed to be a covenant not to sue in accordance with the following terms:  Each of the Parties agrees never to commence, aid, or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding against Xunlei based in whole or in part upon access to Unauthorized Content on the Xunlei websites or Xunlei System, alleged infringement of Content Files of the Content Owners on the Xunlei websites or Xunlei System or similar or related matters as long as this Agreement remains in effect and Xunlei remains fully compliant with its material terms.  For the sake of clarity, this covenant not to sue shall not apply to any other type of claim, including, without limitation, those for breach of any contract (including this Agreement), tort, violation of legal or statutory duty, or on any other basis.  Any breach of this covenant not to sue by the MPAA or any Content Owner shall be deemed a material breach of this Agreement by such Party and shall entitle Xunlei to terminate any obligations under this Agreement as it pertains to the breaching Party.  No Party shall use the provision for a Hong Kong forum for arbitration, or the choice of law of New York, in any way to support any argument in any future copyright infringement or other action (other than for breach of this Agreement as set forth in paragraph 19) that (i) either Hong Kong or the United States is an appropriate forum or (ii) that any other forum for is impermissible or inconvenient.  As an express condition of this covenant not to sue, Xunlei hereby agrees that any statute of limitations, laches, or other requirements regarding the timing of suit that any Content Owner might otherwise have brought are hereby tolled for up to two years from the date of this Agreement.

Term

25.       This Agreement shall commence upon the date of execution by all Parties (“Effective Date”) and remain in full force and effect until four (4) years from the Effective Date (“Initial Term”), and shall renew automatically for successive one-year renewal terms (each, a “Renewal Term”) unless either Xunlei or the Content Owners provide notice of non-renewal at least one hundred twenty (120) days prior to the expiration of the Initial Term or Renewal Term, as applicable (“Notice of Non-Renewal”), or the Agreement is otherwise terminated pursuant to its terms.  In the event a Notice of Non-Renewal is provided by any Party in accordance with this paragraph, the Parties agree to commence negotiations in good faith regarding renewal of the Agreement; however, following a Notice of Non-Renewal, this Agreement shall be renewed only upon a written agreement executed by all Parties setting forth the terms of such renewal.

Miscellaneous

26.       In the event that Xunlei has a reasonable belief based on verifiable evidence and can demonstrate to the Filtering Vendor’s reasonable satisfaction (including, but not limited to, by providing verifiable evidence) that the Copyright Filtering provided for herein has improperly caused non-infringing content to be blocked or otherwise filtered, then Xunlei shall raise its concern with the Filtering Vendor.  If the Filtering Vendor confirms that the content should not have received a Block Filtering Status, then the Filtering Status will be appropriately adjusted after the Filtering Vendor has assessed the purported non-infringing content and conferred with the appropriate Content Owner as necessary.

27.       Nothing in this Agreement grants, or shall be construed as granting, any license or authority to Xunlei to use in any way any copyrighted Content Files owned or controlled by any Content Owner, other than as allowed by the applicable Policy Rule for any Content Owner’s Content File.

28.       This Agreement contemplates and provides that, in various circumstances, Xunlei shall provide the Content Owners with documentation or other information of a business and technical nature that Xunlei believes may be proprietary confidential information.  For any documentation or information Xunlei believes should be treated as confidential, and so designates as confidential by reasonably informing the Content Owners, the Content Owners (i) shall maintain such documentation or information as strictly confidential, (ii) shall use such documentation or information only for purposes of this Agreement, and (iii) shall not disclose such documentation or information to any third party except for those third-party professional and technical advisors, including counsel for the MPAA, engaged to assist the Content Owners in connection with this Agreement, providing that such third parties agree to the same confidentiality terms provided for in this paragraph.  Where Xunlei is obligated to provide Content Owners with access to source code, such source code shall be handled in accordance with the terms set forth in Exhibit B hereto.  The provisions of this paragraph shall survive the termination of the Content Protection Agreement.

29.       This Agreement contains technical information regarding Xunlei and the Xunlei System that Xunlei asserts is confidential and proprietary.  Such technical information, and the parts of this Agreement that disclose such information, shall not be publicly disclosed in whole or part without the prior written consent of Xunlei, which consent shall not be unreasonably withheld.  This confidentiality provision does not extend to the terms of this Agreement described at a level of generality that does not disclose technical information regarding Xunlei; without limiting the generality of the foregoing, both Parties can disclose in words and in substance statements concerning this Agreement as set forth in Exhibit A, attached hereto.  Xunlei may disclose this Agreement (or any portion thereof) as may be required under law or under other disclosure obligations (e.g., as part of its Initial Public Offering).  To the extent that Xunlei has publicly disclosed certain portions of this Agreement, the Content Owners may similarly disclose such portions.  The provisions of this paragraph shall survive the termination of this Agreement.

30.       Nothing herein shall be deemed to require Xunlei or its affiliates to take, or refrain from, any action so as to render Xunlei or its affiliates in violation of any applicable law or governmental or judicial rule or order, including the laws of the People’s Republic of China or the rules or orders of its courts or administrative agencies.  Xunlei hereby represents and warrants that, as of the entry of this Agreement, and after a diligent evaluation, it does not believe that any term, condition or other provision of this Agreement (or Xunlei’s compliance with any terms, condition or provision of this Agreement) requires Xunlei or its affiliates to take, or refrain from, any action so as to render Xunlei or its affiliates in violation of any applicable law or governmental or judicial rule or order, including the laws of the People’s Republic of China or the rules or orders of its courts or administrative agencies.

31.       Neither this Agreement nor implementation of the content protections set forth herein shall be construed as an admission by Xunlei, or evidence, of copyright infringement prior to the implementation of this Agreement.

32.       This Agreement and the covenants contained herein shall be binding on the Parties and their successors and assigns, whether related to or independent of the Parties; provided, however, that, in the event of a transfer of all or substantially all of the assets of Xunlei

(rather than a transfer of all or substantially all Xunlei stock), the Agreement shall be binding only on those parts of the transferee’s business that integrate or include the Xunlei System or any component thereof to the extent allowed by law.  Subject to the foregoing, Xunlei shall not sell or transfer a material part of the assets of the Xunlei System to any buyer or transferee until Xunlei has taken all necessary and appropriate steps to ensure that this Agreement will be binding on successors and assigns as provided herein.

33.       Any notice to be provided under this Agreement shall be sent as follows:

a.              If to Xunlei, to:

YU Fei

Shenzhen Xunlei Networking Technologies Co., Ltd.

4th Floor Hnas Innovation Mansion

North Ring Rd. No.9018 Hight-Tech Park

Nanshan District Shenzhen, PRC, 518057

Fax +86 0755-33912909

with a copy to:

Diana Torres

Kirkland & Ellis LLP

333 S. Hope Street

Los Angeles, California  90071

b.              If to the Content Owners, to:

Kenneth L. Doroshow

JENNER & BLOCK LLP

1099 New York Avenue, N.W.

Suite 900

Washington, DC  20001

kdoroshow@jenner.com

Facsimile:  (202) 661-4855

with a copy to:

Motion Picture Association of America

1600 Eye St., NW

Washington, D.C. 20006

ATTN:  General Counsel

Steven_Fabrizio@mpaa.org

c.               All notices, other than the notices pursuant to paragraph 9 concerning Takedown Notices, shall be delivered by overnight delivery and electronic mail (and facsimile if a facsimile number is provided).  Notices shall be deemed received the second (2nd)

business day following the day the notice is sent.  Notices shall be deemed valid if sent to the person indicated above, unless a new notice recipient is designated in writing.

34.       This Agreement constitutes and contains the entire agreement and understanding among the Parties regarding the content protection measures provided for herein, and shall supersede, extinguish and replace all prior negotiations, representations, promises, and proposed agreements, whether written or oral, on the subject hereof.  It is understood and agreed that all understandings and agreements heretofore had between the Parties on the subject hereof are merged in this Agreement, which alone fully and completely expresses the Parties’ agreement.  The Parties acknowledge that they are not relying upon any statement, representation, promise, or discussion, whether written or oral, not embodied in this Agreement, made by any other Party.

35.       This Agreement may be executed in one or more counterparts, and a signature transmitted by facsimile or electronic mail shall have the same effect as an original signature.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned Parties, and each individual signing represents and warrants that they are fully authorized to enter into this Agreement on behalf of the companies identified above their signatures.

SHENZHEN XUNLEI NETWORKING TECHNOLOGIES CO., LTD.

/s/ Yu Fei	May 23, 2014
(Signature)	(Date)

Yu Fei
(Name)

Vice President
(Title)

SHENZHEN XUNLEI KANKAN INFORMATION
TECHNOLOGIES CO., LTD.

/s/ Yu Fei	May 23, 2014
(Signature)	(Date)

Yu Fei
(Name)

Vice President
(Title)

XUNLEI SOFTWARE (SHENZHEN) CO., LTD.

/s/ Yu Fei	May 23, 2014
(Signature)	(Date)

Yu Fei
(Name)

Vice President
(Title)

MOTION PICTURE ASSOCIATION OF AMERICA, INC.

/s/ Steven B. Fabrizio	May 22, 2014
(Signature)	(Date)

Steven B. Fabrizio
(Name)

SEVP and Global General Counsel
(Title)

UNIVERSAL CITY STUDIOS LLC		WARNER BROS. ENTERTAINMENT INC.

/s/ Steve Kang	May 23, 2014	/s/ David Kaplan	June 9, 2014
(Signature)	(Date)	(Signature)	(Date)

Steve Kang		David Kaplan
(Name)		(Name)

VP & Sr Counsel, Anti-Piracy		SVP and IP Counsel
(Title)		(Title)

VIACOM INC.		SONY PICTURES ENTERTAINMENT INC.

/s/ Michael D. Fricuas		/s/ Leonard Venger	May 30, 2014
(Signature)	(Date)	(Signature)	(Date)

Michael D. Fricuas		Leonard Venger
(Name)		(Name)

EUP; gc; secretary		Assistant Secretary
(Title)		(Title)

TWENTIETH CENTURY FOX FILM CORPORATION.		WALT DISNEY STUDIOS MOTION PICTURES

/s/ Ronald C. Wheeler		/s/ Marsha L. Reed	May 28, 2014
(Signature)	(Date)	(Signature)	(Date)

Ronald C. Wheeler		Marsha L. Reed
(Name)		(Name)

Assistant Secretary		Secretary
(Title)		(Title)

EXHIBIT A TO CONTENT PROTECTION AGREEMENT

EXHIBIT B TO CONTENT PROTECTION AGREEMENT